Exhibit 10.1

AMENDMENT NO. 4

TO THE AMENDED AND RESTATED LICENSE AGREEMENT

BETWEEN ONCTERNAL THERAPEUTICS, INC.

AND THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

FOR UC CASE NUMBERS SD2005-212, SD2020-036, SD2011-178, SD2012-143, SD2012-403, SD2015-027, SD2015-200, SD2018-253 AND SD2019-278

This Amendment No. 4 (this “Amendment”) is made as of the date of the last signature below by and between Oncternal Therapeutics, Inc. having an address at 12230 El Camino Real, Suite 230, San Diego, California 92130 (“LICENSEE”) and The Regents of the University of California, a California public corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 (“UNIVERSITY”), represented by its San Diego campus having an address at University of California San Diego, Office of Innovation and Commercialization (“OIC”), Mail Code 0910, 9500 Gilman Drive, La Jolla, California 920930910 (“UC San Diego”).

WHEREAS, LICENSEE and UNIVERSITY entered into an Amended and Restated License Agreement, UC Control Number 2019-03-0137 effective August 31, 2018, which was amended by Amendment No. 1, UC Control Number 2019-03-0137(R501) effective March 25, 2019, Amendment No. 2, UC Control Number 2019-03-0137(R502) effective May 15, 2019 and Amendment No. 3, UC Control Number 2019-03-0137(R503) effective February 5, 2021 (collectively, the “Agreement”); and

WHEREAS, LICENSEE and UNIVERSITY wish to further amend the Agreement to make certain changes.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties amend the Agreement and otherwise agree as follows:

1.
All capitalized terms used but not defined in this Amendment have the meaning ascribed to them in the Agreement.

2.
Section 3.3(a)(A) of the Agreement is hereby deleted and replaced with the following:

A.
First Antibody Licensed Product

(i)
dose first patient in the first Phase III Clinical Trial (defined below) for Licensed Product by December 31, 2028;

(ii)
complete enrollment of the first Phase III Clinical Trial for Licensed Product by December 31, 2030; and

(iii)
submit the first BLA for Licensed Product by December 31, 2032.

Exhibit 10.1

“Phase III Clinical Trial” shall mean a pivotal human clinical trial in any country the results of which could be used to establish safety and efficacy of Licensed Product as a basis for a BLA or that would otherwise satisfy requirements of 21 CFR 312.21(c), or its foreign equivalent.

“BLA” means a Biologics License Application as described in 21 C.F.R. § 601.2, including any amendments thereto, or any corresponding application in a country or jurisdiction outside the U.S.

3.
All other terms and conditions of the Agreement shall remain unchanged and in full force and effect. This Amendment constitutes an integral part of the Agreement and sets forth, together with the Agreement, the entire agreement between the Parties in respect of the subject matter of this Amendment and the Agreement.

4.
This Amendment shall be governed by, and construed in accordance with, the laws of the State of California, which govern the Agreement.

5.
The parties agree that this Amendment may be executed electronically and in one or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same document.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives, as of the latest date written below.

ONCTERNAL THERAPEUTICS, INC.: THE REGENTS OF THE

UNIVERSITY OF CALIFORNIA:

By: /s/ James Breitmeyer, M.D., Ph.D. By: /s/ Victoria Cajipe, Ph.D.

Name: James Breitmeyer, M.D., Ph.D. Name: Victoria Cajipe, Ph.D.

Title: President and Chief Executive Officer Title: Associate Director

Date: 1/22/2024 Date: 1/19/2024